UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   July 28, 2014

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On July 28, 2014, Steven E. Cochran notified Delta Apparel, Inc. (the "Company") of his decision to resign from his position as President and Chief Operating Officer of the Company, effective immediately. Mr. Cochran and the Company have agreed that Mr. Cochran will receive the rights and benefits specified in his December 31, 2012, Employment and Non-Solicitation Agreement with the Company (the "Agreement"), as amended January 28, 2013 (the "Amendment"), to be applicable following a termination of employment without cause. The Agreement was previously filed as Exhibit 10.2 to the Company's January 3, 2013, Current Report on Form 8-K and the Amendment was previously filed as Exhibit 10.1 to the Company's January 29, 2013, Current Report on Form 8-K. Robert W. Humphreys, the Company's Chief Executive Officer and Chairman, will assume Mr. Cochran's responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	August 1, 2014	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Corporate Secretary